Exhibit 21

Subsidiaries of the Registrant

3CI Complete Compliance Corporation, a Delaware corporation

American Medical Disposal, Inc., an Oklahoma corporation

BFI Medical Waste, Inc., a Delaware corporation

Biowaste Management Corp., a New York corporation

Bridgeview, Inc., a Pennsylvania corporation

East Coast Medical Waste, Inc., a New Jersey corporation

EnviroClean Management Services, Inc.

EnviroClean Transport Services, Inc.

Enviromed, Inc., a South Carolina corporation

Environmental Health Systems, Inc., a Nebraska corporation

Five Star Waste, Inc., a Florida corporation

Healthcare HazChem Inc.

Ionization Research Co., Inc., a California corporation

Iowa Medical Waste Reduction Center, Inc., an Iowa corporation

Medam B.A. s.r.lL. (Argentina)

Medam S.A. de C.V, a Mexican corporation, and subsidiaries

Medico Environmental Services Corp.

MedSolutions, Inc., a Texas corporation

Med-Tech Environmental, Inc., a Delaware corporation

Med-Tech Environmental (MA), Inc., a Delaware corporation

Micro-Med Industries, Inc., a Florida corporation, and subsidiaries

Midwest Medical Solutions, LLC

Nicklin Associates, Inc., a New York corporation

Positive Impact Waste Servicing, Inc.

Sanford Motors, Inc., a Pennsylvania corporation

SDR Holding Corp., a Florida corporation

SDR NNC, Inc., a Delaware corporation

SharpSolutions, Inc.

ShredSolutions, Inc.

SMI East Coast Medical Waste, Inc., a Pennsylvania corporation

SRCL Limited, an English company

Stericycle Direct Return, Inc., a Florida corporation

Stericycle, Inc., a New Brunswick (Canada) corporation

Stericycle Europe s.a.r.l, a Luxembourg company

Stericycle International, LLC, a Delaware limited liability company

Stericycle International, Ltd., an English company

Stericycle Ireland Limited, an Irish company

Stericycle of Washington, Inc., a Washington corporation

Stericycle of Puerto Rico, Inc., a Puerto Rico corporation

SteriLogic Waste Systems, Inc.

Stroud Properties, Inc., a Delaware corporation

Techen Safety, Inc., an Illinois corporation

The Cardinal Group, Inc.

Universal Solutions International, Inc., a North Carolina corporation, and subsidiaries

White Rose Environmental Limited, an English company